                                                                      EXHIBIT 24


                                POWER OF ATTORNEY



Each of the undersigned officers and/or directors of Towne Bancorp, Inc., an Ohio corporation (Corporation), hereby appoints Jerome C. Bechstein as his or her true and lawful attorney-in-fact, in his or her name and on his or her behalf, and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Corporation's Annual Report on Form 10-KSB (Annual Report) for the fiscal year ended December 31, 1999, and likewise to sign and file any amendments, including post-effective amendments, to the Annual Report, hereby granting unto such attorney the full power and authority to do and perform in the name and on behalf of the undersigned, and in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that such attorney-in-fact or his substitutes may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney in counterparts if necessary, effective as of March 31, 2000.


                 SIGNATURE                                      TITLE                                DATE
------------------------------------------       -------------------------------------         ------------------
/s/ Jerome C. Bechstein
------------------------------------------       Chief Executive Officer, President            March  28,  1999
Jerome C. Bechstein                              and Director (Principal Executive
                                                 Officer and Chief Accounting Officer)

/s/ Lois Brigham
------------------------------------------       Senior Vice President,                        March 28, 1999
Lois Brigham                                     Secretary and Director


/s/ John Weinert
------------------------------------------       Director                                      March 28, 1999
John Weinert